SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
	3333 Street Road, Bensalem, PA	19020
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated May 25, 2007, James W. Thompson, the Treasurer, Controller and Principal Accounting Officer of Orleans Homebuilders, Inc. (the “Company”), notified the Company that he is resigning, effective June 15, 2007, as the Treasurer, Controller and Principal Accounting Officer and that he will end his employment with the Company on that date.  Mr. Thompson’s resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Thompson informed the Company that he has accepted a position with a Philadelphia-based real estate company. The Company expects to conduct a search to identify potential candidates for the position of Principal Accounting Officer of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: May 29, 2007
	By:	MICHAEL T. VESEY
Michael T. Vesey
President and Chief Operating Officer